SECOND AMENDMENT TO CREDIT AGREEMENT


THIS SECOND AMENDMENT is made as of the 30 day of September, 1996, and is by and between Daktronics, Inc., a South Dakota corporation (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Bank").

REFERENCE IS HEREBY MADE to that certain Credit Agreement dated as of April 20, 1994, as amended by a First Amendment dated February 13, 1996 (as amended, the "Credit Agreement"), made between the Borrower and the Bank. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

WHEREAS, the Borrower has requested the Bank to renew the Line to September 30, 1997; and,

WHEREAS, the Bank is willing to grant the Borrower's request, subject to the provisions of this Second Amendment;

NOW, THEREFORE, in consideration of the premises and for other valuable consideration received, it is agreed as follows:

1. Section 1.2 of the Credit Agreement is hereby amended by changing the date referenced in said Section from "September 30, 1996" to "September 30, 1997."

2. Section 3.2 of the Credit Agreement is hereby amended by inserting the following at the end of said Section:

              Notwithstanding any other provisions set forth in this Section 3.2 or in the Revolving Note, commencing May 10, 1996, the Borrower shall not be permitted to elect the LIBOR Rate Option until (i) the Bank has determined, from its review of the Borrower's financial statements and compliance certificates, that the Borrower was in compliance with all of the covenants set forth in
              Section 6.2 hereof as of October 31, 1996, (ii) the Bank has furnished the Borrower with written notice of such determination, and (iii) as of the date of such notification there exists no event of default described in Section 7 hereof, nor does their exist any event which, with the giving of notice or the passage of time (or both), could become such an event of default.

3. Section 6.1(b) of the Credit Agreement is hereby amended by deleting the term "45 days," where that term appears in said Section, and replacing it with the term "30 days."

4. Section 6.1(c) of the Credit Agreement is hereby amended so that, when read in its entirety, it provides as follows:

              (C) Compliance Certificate and Gross Profit Margin Report. Provide
                  the Bank, within 30 days after the end of each month, (i) an estimated gross profit margin report as of the end of such month, and (ii) a compliance certificate in the form of Exhibit C, signed by an officer of the Borrower, which (A) attests to the accuracy of the financial statements, and (B) certifies and demonstrates that the Borrower remains in compliance with the covenants contained in this Agreement.

5. Section 6.2(a) is hereby amended by changing the first sentence of said Section so that, when read in its entirety, it provides as follows:

              Maintain its Tangible Net Worth at a level equal to or greater than (i) $18,500,000.00 during the period commencing May 10, 1996 through and including April 30, 1997, and (ii) $19,500,000 at all times after April 30, 1997.


6. Section 6.2(b) is hereby amended by changing the first sentence of said Section so that, when read in its entirety, it provides as follows:

              Maintain its ratio of total liabilities to Tangible Net Worth at a level equal to or less than (i) 1.0 to 1.0 at all times during the three-month period ending July 31, 1996, (ii) 1.20 to 1.0 at all times during the six-month period ending January 31, 1997, and
              (iii) 1.0 to 1.0 at all times after January 31, 1997.


7. Section 6.2(c) of the Credit Agreement is hereby amended by changing the first sentence of said Section so that, when read in its entirety, it provides as follows:

              Maintain its ratio of current assets to current liabilities at a level equal to or greater than (i) 1.80 to 1.0 at all times during the three-month period ending July 31, 1996, and (ii) 1.4 to 1.0 at all times after July 31, 1996.

8. Section 6.2 of the Credit Agreement is hereby further amended by adding the following as new Section 6.2(d):

              (d) Net Profit. Achieve a net profit after taxes (determined in accordance with Generally Accepted Accounting Principles) at a level equal to or greater than (i) $300,000.00 for the three-month period ending July 31, 1996, (ii) $600,000.00 for the six-month period ending October 31, 1996, (iii) $900,000.00 for the nine-month period ending January 31, 1997, and (iv) $1,200,000.00 for the twelve-month period ending April 30, 1997.


9. Simultaneously with the execution of this Second Amendment, the Borrower shall execute and deliver to the Bank a new promissory note (which, for purposes of this Second Amendment only, shall be referred to herein as the "New Note") in the face amount of $10,000,000.00, and in form and content acceptable to the Bank. The New Note shall replace, but shall not be deemed payment or satisfaction of, the Revolving Note. All references in the Credit Agreement to the "Revolving Note" shall be deemed to mean the New Note.

10.     The Borrower hereby represents and warrants to the Bank as follows:

              A. As of the date of this Second Amendment, the outstanding principal balance of the Revolving Note is $8,077,000.00, and accrued but unpaid interest thereon equals $62,271,47.

              B. The Credit Agreement and the Revolving Note constitute valid, legal and binding obligations owed by the Borrower to the Bank, subject to no counterclaim, defense, offset, abatement or recoupment.

              C. As of the date of this Second Amendment, except as expressly waived in writing by the Bank, there exists no event of default described in Section 7 of the Credit Agreement, nor does there exist any event which, with the giving of notice or the passage of time, or both, could become such an event of default.

              D. The execution, delivery and performance of this Second Amendment and the New Note by the Borrower are within its corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Borrower's Articles of Incorporation or By-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

              E. All financial statements delivered to the Bank by or on behalf of the Borrower, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the financial condition or business of the Borrower from August 31, 1996 to the date hereof.

11. Upon request by the Bank, the Borrower shall deliver a Norwest Corporate Certificate of Authority to the Bank dated as of the date of this Second Amendment, and in form and content acceptable to the Bank.

12. Except as expressly modified by this Second Amendment, the Credit Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Second Amendment as of the date first written above.

DAKTRONICS, INC.                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION



By: /s/ Aelred Kurtenbach          By: /s/ Sharlyn G. Rekenthaler
                                       Sharlyn G. Rekenthaler,
Its: President                         Vice President